                                                                    EXHIBIT 11.1

                           ROHR, INC. AND SUBSIDIARIES
                           ---------------------------
                  CALCULATION OF PRIMARY NET INCOME PER SHARE
                  -------------------------------------------
                                OF COMMON STOCK
                                ---------------
               (in thousands except for earnings per share data)
               -------------------------------------------------
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
                                                          THIRD QUARTER ENDED                   NINE MONTHS ENDED
                                                      ----------------------------       ----------------------------
                                                        MAY 4,           APRIL 28,         MAY 4,           APRIL 28,
                                                         1997              1996             1997              1996
                                                      ----------        ----------       ----------        ----------
Net income applicable to primary
    earnings per common share                         $   10,818        $    4,130       $   19,059        $    4,817
                                                      ==========        ==========       ==========        ==========

Common stock and common stock equivalents:

    Average shares of common stock
        outstanding during the period                     25,294            21,635           24,333            19,560

    Net effect of common stock equivalents
        (principally stock options and rights)               759               677              869               608
                                                      ----------        ----------       ----------        ----------

Total common stock and common stock
    equivalents                                           26,053            22,312           25,202            20,168
                                                      ==========        ==========       ==========        ==========

Primary net income per average
    common share                                      $     0.42        $     0.19       $     0.76        $     0.24
                                                      ==========        ==========       ==========        ==========

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